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                                  EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

      The following corporations were subsidiaries of the Company as of December 31, 2005:

                                           JURISDICTION
                                                OF
                  NAME                     INCORPORATION
                  ----                     -------------
OptiCare Merger Sub, Inc.(1)                 Delaware
USV Merger Sub, Inc.(1)                      Delaware

(1) Formed solely for the purpose of completing a merger. Merged out of existence on March 6, 2006.